Exhibit 99.1

Preliminary Copy – Subject to Completion, dated August 25, 2006
[Form of WPS Resources Corporation Proxy Card]

SPECIAL MEETING OF SHAREHOLDERS OF

WPS RESOURCES CORPORATION

____________ __, ____

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen	COMPANY NUMBER
instructions. Have your proxy card available when you access the Web page
- OR -	ACCOUNT NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call
- OR -
MAIL - Date, sign, and mail your proxy card in the envelope provided as soon as possible

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 THROUGH 4.
PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE |X|

				FOR	AGAINST	ABSTAIN
The WPS Resources special meeting will be held on ________ ___, _____ at _____, CDT, at______________________. Our shareholders are asked to vote to:		1.	Approve the issuance of shares of WPS Resources common stock as contemplated by the Agreement and Plan of Merger, dated as of July 8, 2006, among WPS Resources Corporation, Wedge Acquisition Corp. and Peoples Energy Corporation.	[ ]	[ ]	[ ]

		2.	Approve an amendment to WPS Resources’ restated articles of incorporation to change the name of WPS Resources to “[*]”.	[ ]	[ ]	[ ]

		3.	Adjourn the special meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the issuance of shares and/or the amendment to the restated articles of incorporation.	[ ]	[ ]	[ ]

		4.	Transact any other business properly brought before the special meeting and any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS LISTED ABOVE.

			Please check this box if you plan to attend the Special Shareholders Meeting.	[ ]

Number attending ____________________

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	[ ]

Signature of Shareholder ________________________________________________	Date: ___________	Signature of Shareholder ________________________________________________	Date: ___________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WPS RESOURCES CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

for the Special Meeting of Shareholders to be held on ____________ __, _____

The Shareholder(s) hereby appoints Larry L. Weyers and Barth J. Wolf as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated on the reverse side of this form, all the shares of common stock of WPS Resources Corporation held of record by the undersigned on __________ __, ____, at the Special Meeting of Shareholders to be held on __________ __, ____, at _____ CDT, or any adjournment or postponement thereof.

(Continued and to be signed on the revise side)